AMENDMENT NO. 1


                                       TO


                              MANAGEMENT AGREEMENT


         THIS AMENDMENT NO. 1 dated as of October 13, 2008 (the "AMENDMENT") to the MANAGEMENT AGREEMENT dated as of November 21, 2007 (the "AGREEMENT") is made and entered into by and between CHIMERA INVESTMENT CORPORATION, a Maryland corporation (the "COMPANY"), and FIXED INCOME DISCOUNT ADVISORY COMPANY, a Delaware corporation (together with its permitted assignees, the "MANAGER").

         WHEREAS, the Company and the Manager desire to amend the Agreement to amend the compensation to be paid by the Company to the Manager under the Agreement.

         NOW,  THEREFORE,  in  consideration  of the mutual  promises  contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         SECTION 1. AMENDMENT.

                  (a) The Agreement is hereby amended by striking Section 1(d) in its entirety and replacing in lieu thereof the following:

                           "(d) "BASE MANAGEMENT FEE" means a base management fee equal to 1.50% per annum, calculated and paid (in cash) quarterly in arrears, of the Stockholders' Equity. The Base Management Fee will be reduced, but not below zero, by the Company's proportionate share of any CDO base management fees the Manager receives in connection with the CDOs in which the Company invests, based on the percentage of equity the Company holds in such CDOs."

                  (b) The Agreement is hereby amended by adding after Section 8(e) the following:

                           "(f) The Board of Directors may, by written notice to the Manager delivered ten (10) days prior to the date on which any payment of the Incentive Compensation is payable, elect in its sole discretion that the Company pay all or a portion of such payment in the form of common stock of the Company; provided, however, that the Manager may not receive payment of any portion of the Incentive Compensation in the form of shares of common stock of the Company if such payment would result in the Manager directly or indirectly through one or more subsidiaries owning in the aggregate more than 9.8% of the outstanding shares of common stock of the Company unless granted a waiver by the Board of Directors. Notwithstanding the foregoing, the Board of Directors may not elect to use shares of common stock of the Company as payment of the Incentive Compensation, except in accordance with all applicable securities exchange rules and securities laws (including prohibitions on insider trading).

                           (g) The shares of common stock payable as Incentive Compensation shall be valued as follows: (i) if such shares are traded on a securities exchange or automated quotation system, the value shall be deemed to be the average of the closing prices of the shares on such exchange or automated quotation system over the thirty (30) day period ending on the last business day of the fiscal quarter for which the Manager is receiving the Incentive Compensation; (ii) if such shares are actively traded over-the-counter, the value shall be deemed to be the average of the closing prices of the shares over the thirty (30) day period ending on the last business day of the fiscal quarter for which the Manager is receiving the Incentive Compensation; and (iii) if there is no active public market for such shares, the value shall be the fair market value thereof, as reasonably determined in good faith by the Board of Directors.

                           (h) If at any time the Manager shall, in connection with a determination of fair market value made by the Board of Directors, (i) dispute such determination in good faith by more than five percent (5%), and (ii) such dispute cannot be resolved between the Independent Directors and the Manager within ten (10) business days after the Manager provides written notice to the Company of such dispute (the "Valuation Notice"), then the matter shall be resolved by an independent appraiser of recognized standing selected jointly by the Independent Directors and the Manager within not more than twenty (20) days after the Valuation Notice. In the event the Independent Directors and the Manager cannot agree with respect to such selection within the aforesaid twenty (20) day time-frame, the Independent Directors shall select one such independent appraiser and the Manager shall select one independent appraiser within five (5) business days after the expiration of the twenty (20) day period, with one additional such appraiser (the "Last Appraiser") to be selected by the appraisers so designated within five (5) business days after their selection. Any valuation decision made by the appraisers shall be deemed final and binding upon the Board of Directors and the Manager and shall be delivered to the Manager and the Company within not more than fifteen
         (15) days after the selection of the Last Appraiser. The expenses of the appraisal shall be paid by the party with the estimate which deviated the furthest from the final valuation decision made by the appraisers.

                           (i) Shares of common stock delivered as payment of the Incentive Compensation will be immediately vested. The Manager agrees that it shall not sell such shares of common stock for a period of one year from the date it receives the shares; provided, however, the Manager may, in its sole discretion, distribute the shares of common stock received by the Manager as Incentive Compensation to Annaly at any time subject to Annaly's agreement that it shall not sell such shares of common stock until the one year anniversary of the date that the Manager originally received such shares, and the Company agrees to permit the transfer of such shares of common stock in accordance with the Manager's instructions subject to any transfer restrictions in the Company's organizational documents and in accordance with applicable securities laws."

         SECTION 2. STATUS.

         This Amendment amends the Agreement, but only to the extent expressly set forth herein. All other provisions of the Agreement remain in full force and effect. Unless otherwise defined herein, initially capitalized terms have the meaning given them in the Agreement.

         SECTION 3. REPRESENTATIONS.

         In order to induce both the Company and the Manager to execute and deliver this Amendment, both parties represent that as of the date hereof, each are in full compliance with all of the terms and conditions of the Agreement, including, but not limited to, the warranties and representations set forth in the Agreement.

         SECTION 4. GOVERNING LAW.

         This Amendment shall be governed by and construed in accordance with the applicable terms and provisions of Section 21 the Agreement, which terms and provisions are incorporated herein by reference.

         SECTION 5. COUNTERPARTS.

         This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be considered one and the same instrument.

         SECTION 6. FACSIMILE EXECUTION.

         Facsimile signatures on counterparts of this Amendment are hereby authorized and shall be acknowledged as if such facsimile signatures were an original execution, and this Amendment shall be deemed as executed when an executed facsimile hereof is transmitted by a party to any other party.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                                    CHIMERA INVESTMENT CORPORATION


                                    By: /s/ A. Alexandra Denahan
                                       --------------------------------------
                                    Name: A. Alexandra Denahan
                                    Title: Chief Financial Officer


                                    FIXED INCOME DISCOUNT ADVISORY COMPANY


                                    By: /s/ Kathryn F. Fagan
                                       --------------------------------------
                                    Name: Kathryn F. Fagan
                                    Title: Chief Financial Officer and Treasurer